                                                                     EXHIBIT 3.1

                    CERTIFICATE OF AMENDMENT AND RESTATEMENT
                        OF ARTICLES OF INCORPORATION OF
                              WILLBROS GROUP, INC.


We, the undersigned, Larry J. Bump and Melvin F. Spreitzer, President and Secretary, respectively, of WILLBROS GROUP, INC., a corporation organized and existing in accordance with the laws of the Republic of Panama, do hereby certify that the Articles of Incorporation of said Corporation have been amended and restated so that henceforth said Articles of Incorporation shall read in its entirety as follows:


                       RESTATED ARTICLES OF INCORPORATION
                       ----------------------------------


     FIRST:    Name.     The name of the Corporation is
     ------    ----
                              WILLBROS GROUP, INC.


     SECOND:   Purposes.     The general purpose of the Corporation is to do any
     -------   --------
     and all of the things and to exercise any and all of the powers hereinafter set forth, in any part of the world, namely:

     (a) To carry on and conduct a general contracting, engineering and petroleum services and construction business; to engineer, design, operate, plan, maintain, erect, construct, improve, enlarge, repair, alter, renovate, decorate, furnish and engage in work upon pipelines and related facilities, refineries, buildings, streets, roads, highways, bridges, viaducts, railroads, railway structures, piers, docks, mines, shafts, waterworks, reservoirs, dams, canals, sewer systems, electrical transmission systems, excavations, and telephone and telegraph systems, and other structures and works; to employ
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                                      -2-

mechanics, laborers, artisans, and workmen; to make contracts and sub-contracts for work and materials; and to purchase, manufacture, sell and otherwise deal in and with building and construction materials, machinery, equipment and supplies of every kind and description.

               To construct, engineer, design, purchase, plan or otherwise acquire, improve, enlarge, repair, alter, renovate, lease as lessee, maintain, operate, sell or otherwise dispose of, lease as lessor, mortgage and deal in and with pipelines, gathering lines, lateral lines, pumping stations, tanks, compressors, bridges, structures, tunnels, buildings, plants and communication equipment used for the transmission, storage, processing and distributing of gas, oil, petroleum products and by-products, dairy products, water, fertilizers, coal slurries and any and all other products, commodities and materials, whether of a similar or different nature.

               To explore for, mine, refine, develop, improve, conduct experimentation on, process, generate, retrieve, transport, transmit or gather any form of energy and to design, construct or provide any facilities, machinery or equipment necessary or convenient to the conduct of such activities.

     (b) To establish, transact and carry on generally a financial, investment holding, brokerage, guaranty, consultancy, underwriting, mercantile, trading, manufacturing, exporting, importing, freight forwarding, design, engineering, architectural, construction, installation, maintenance, repair, purchasing, inspection, shipping, transportation, chartering, leasing, agricultural, auditing, hostelry, food, beverage, clothing, fishing, mining, exploration, development, communication, advertising, and warehousing business and, in general, to engage in any other lawful business, trade or activity related to such activities, including without limitation marine services such as the design, engineering, construction, fabrication or installation of onshore and offshore structures, pilings, pipelines, piers, dock facilities and bridges, the operation of
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                                      -3-

vessels, the transportation of rigs and offshore facilities, whether or not such business, trade or activity is similar to the aforementioned purposes.

     (c) To invest the capital of the Corporation, accretions to capital and the income of the Corporation or any part thereof, as the Board of Directors may determine, in real property, including the construction and alteration of buildings, and in personal property of any description whatsoever, including mortgages, bonds, shares and other securities, and from time to time to change said investments by sale, exchange or otherwise, and to invest the proceeds of any sale or sales in other investments of a like nature.

     (d) To establish, transact and carry on the business of a manufacturing, merchandising and trading company; to manufacture, purchase, lease, sublease and acquire by contract, license or otherwise; to hold, own, mortgage, pledge, hypothecate, exchange, sell, assign, and transfer, or otherwise dispose of; and to manage, invest, trade and deal in and with, both for its own account and for the account of others, raw materials, goods, wares, merchandise, commodities and other property of every kind, nature and description.

     (e) To establish, transact and carry on the business of exporters, importers and forwarders as principal, factor, agent, broker, commission merchant or otherwise, in the Republic of Panama, and in any and all colonies, dependencies, dominions, possessions, states, territories and countries foreign thereto; to export from and import into the Republic of Panama and from and into any and all colonies, dependencies, dominions, possessions, states, territories and countries foreign thereto, as principal, factor, agent, broker, commission merchant or otherwise, raw materials, goods, wares, merchandise, commodities and other property of every kind, nature and description; to deal in bills of lading, warehouse receipts and any and all other documents necessary or incidental to the conduct of such business; to act as factor, agent, broker,
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                                      -4-

representative, trustee or commission merchant for any person or company and as trustee without conducting trust businesses in the Republic of Panama.

     (f) To purchase, build, hire, charter, or otherwise own, hold, use and dispose of steam and other ships and vessels and their appurtenances; to establish, operate and maintain steam and other ships and vessels between any cities, towns and ports in the Republic of Panama or in any part of the world; and generally to transport passengers, raw materials, goods, wares, merchandise, commodities, animals and other property of every kind, nature and description.

     (g) To apply for, purchase, register or in any manner to acquire, hold, own, use, operate, introduce, sell, lease, assign, pledge or in any manner dispose of, and in any manner deal with, patents, patent rights, licenses, copyrights, trade marks, trade names, formulae, secret processes, inventions, improvements and processes used in connection with or secured under leases, patents or similar rights granted by the Republic of Panama or by any other country or government or otherwise; to acquire, own, use, deal in or with, and in any manner dispose of any and all inventions, improvements, and processes, labels, designs, brands and other rights; and to work operate, exercise or develop the same and to carry on any business which the Corporation may deem advantageous to effectuate, directly or indirectly, these purposes or any of them.

     (h) To guarantee or become liable for the payment of money or for the performance of any obligations, and generally to transact all kinds of guarantee business, and also to transact all kinds of agency business.

     (i) To acquire by original subscription, syndicate participation, tender, purchase, or otherwise, and to hold, sell, exchange, surrender, lease, assign, transfer, mortgage, charge, convert, turn to account, deal in, pledge or otherwise dispose of shares, stocks, debenture stocks, scrip, debentures, bonds, mortgages, notes, warrants, coupons, drafts, obligations, securities, produce,
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                                      -5-

concessions, options, patents, annuities, licenses, policies, debts, business concerns and goodwill, claims, privileges, choses in action, commercial instruments, evidences of indebtedness and contracts, of every nature and kind, issued, created or guaranteed by any other person or company and irrespective of the business which it may be carrying on or be authorized to carry on, and irrespective of the locality in which it operates, or issued, created or guaranteed by any government, public body or authority, municipal, local or otherwise, and whether of the Republic of Panama or elsewhere, and while the owner thereof to receive, collect and dispose of interest and dividends thereon and income therefrom, and to exercise all the rights, powers and privileges of ownership, including the right to vote thereon.

     (j) To acquire and undertake the whole or any part of the business, property and liabilities of any person or company carrying on any business or possessed of property suitable for the purposes of the Corporation, and to carry on, conduct, assist, subsidize, contribute to, dissolve or liquidate any business so acquired, or any other business which can be advantageously carried on by the Corporation; to organize, incorporate, reorganize, aid, assist (financially or otherwise), amalgamate, consolidate or merge with any subsidiary or affiliated company, or any other company and to do any and all things necessary or convenient to carry such purposes into effect.

     (k) To draw, make, accept, indorse, discount, execute, issue and deal in promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.

     (l) To purchase, take on lease or in exchange, hire or otherwise acquire, hold, sell, mortgage or pledge, transfer or otherwise dispose of any real and personal property and any rights and privileges which the Corporation may think necessary or convenient for the purposes of its business; and to pay for any such property and any rights, interests or privileges acquired by the Corporation in exchange for money or other property, rights or interests held by the Corporation, or for the issuance or assignment and delivery in exchange therefor (in any manner permitted by law) its own shares, bonds, debentures, notes, certificates of indebtedness or other obligations, or any of them, however evidenced.

     (m) To purchase or otherwise acquire, hold, sell, pledge, transfer or otherwise dispose of, and to reissue its own capital stock, bonds, debentures, notes or other securities, obligations or evidences of indebtedness of the Corporation from time to time to such extent and in such manner and upon such terms and conditions as the Board of Directors shall determine; provided, however, that shares of its own capital stock belonging to the Corporation shall not be voted upon directly or indirectly.

     (n) To borrow money, to issue bonds, promissory notes, bills of exchange, debentures, and other obligations, securities and evidences of indebtedness, whether secured by mortgage, pledge, deed of trust or otherwise, or unsecured, for money borrowed or in payment of property, real or personal, purchased or acquired, for labor done or for any other lawful object; and to mortgage or pledge all or any part of its properties, rights, interests, easements and franchises, including after-acquired property or rights, and any and all shares of stock, bonds, debentures or other securities, obligations or evidences of indebtedness at any time owned or held by it.

     (o) To insure with any other person or company against losses, damages, risks and liabilities of all kinds which may affect the Corporation.

     (p) To establish and support or aid in the establishment and support of associations, institutions, funds and services calculated to benefit employees or ex-employees of the Corporation or the dependents or relatives of such persons, to grant pensions and allowances, to make payments towards insurance, and to subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public, general or useful objects.
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                                      -7-

     (q) To make and carry into effect any agreement or contract for sharing profits, union of interests, cooperation, joint adventure, reciprocal concession or otherwise with, and to manage or supervise any person or company, carrying on or engaged in, or about to carry on or engage in, any business or transaction which the Corporation is authorized to carry on or engage in, or any business or transaction capable of being conducted so as to benefit the Corporation directly or indirectly; and to accept by way of consideration for any such agreement or contract or for management services, cash or any stock, debentures or securities of any person or company.

     (r) To establish or promote and to cause to be incorporated any company for the purpose of acquiring all or any part of the property and liabilities of the Corporation, or for any other purpose which may seem calculated to benefit the Corporation directly or indirectly.

     (s) To enter into, make, perform and carry out contracts of every kind for any lawful purpose; to enter into any arrangements with any governments or authorities, municipal, local or otherwise and to obtain from any such government or authority, any rights, privileges and concessions which the Corporation may consider desirable to obtain; and to carry out, exercise, and comply with any such arrangements, rights, privileges and concessions.

     (t) To sell, lease or otherwise dispose of the whole or any part of the assets, rights, property or undertakings of the Corporation for cash, shares, debentures, bonds, mortgages or other securities of any other company, or for such consideration as the Board of Directors may think fit; and to improve, manage, develop, exchange, mortgage, turn to account or otherwise deal with all or any part of the assets, rights and property of the Corporation.

     (u) To lend or advance money or give credit to, or give guarantee or become security for, stockholders, officers or directors of the Corporation, to any person, firm or corporation in which the Corporation has any direct or indirect beneficial interest, wherever located, any customers or others having dealings with the Corporation, on such terms as the Board of Directors may deem expedient.

     (v) To have one or more offices and to carry on and conduct any or all of its operations and business and to do all such things as are conducive or incidental to the attainment of its corporate purposes in the Republic of Panama and in any and all colonies, dependencies, dominions, possessions, states, territories and counties foreign thereto; to keep the books and accounts of the Corporation, including the Stock Register, at any place or places, either within or without the Republic of Panama; and to procure the registration or qualification or recognition of the Corporation in or under the laws of any colony, dependency, dominion, possession, state, territory or country in the world.

     (w) To provide for the management of the affairs of the Corporation abroad in such manner and by such means as the Board of Directors may from time to time deem suitable and appropriate and for the delegation to an attorney or attorneys of the Corporation, who may be any person or persons, of such powers, authorities and discretions as the directors may think fit.

     (x) To issue shares of the capital stock of the Corporation for cash, for labor done, for property, real or personal, or for leases thereof, or for any combination of any of the foregoing, or in exchange for the stock, debentures, debenture stock, bonds, securities or obligations of any person, firm, association, corporation or other organization.

     (y) To accept and vote a proxy or proxies from individuals, partnerships, persons, firms, associations or corporations.

     (z) To distribute in specie, by way of dividend or otherwise, among the stockholders, customers or employees of the Corporation, any shares of stock or securities belonging to the Corporation or any property or assets of the Corporation.

     (aa) To do any and all of the above acts and things and to have and exercise any and all of the above powers in any part of the world and either as principal, attorney, factor, broker, commission merchant, trustee (without conducting trust businesses in the Republic of Panama), agent, contractor or otherwise and either alone or in conjunction with others and either by or through agents, trustees or otherwise.

     (bb) To do all things necessary for the accomplishment of the objects and purposes enumerated in these Articles of Incorporation or any amendment thereto or necessary or incidental to the protection or benefit of the Corporation.

     (cc) In general, to carry on any lawful business not prohibited to corporations in any part of the world whether or not such business is similar in nature to the objects set forth in these Articles of Incorporation or any amendment thereto, including without limitation to have and exercise all the powers conferred by the laws of the Republic of Panama upon corporations formed under the Act hereinafter referred to, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

     It is hereby declared that the word "company" wherever used in this Article SECOND shall be deemed to include any partnership or other body of persons, whether incorporated or not incorporated, and whether organized or domiciled in the Republic of Panama or elsewhere. The purposes specified in each paragraph of this Article SECOND shall, except where otherwise expressed in such paragraph, be in no wise limited or restricted by reference or inference, from the terms of any other paragraph and that in the event of any ambiguity this Article SECOND shall be construed in such a way as to widen and not to restrict the powers of the Corporation.

     With these purposes the Corporation shall have all the powers outlined in
Article 19 of Law 32 of 1927 of the Republic of Panama as well as any other powers which may be granted to the Corporation by any other laws in force.
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                                      -10-

     THIRD:    Capital.    The authorized capital of the Corporation shall
     -----     -------
consist of THIRTY-SEVEN MILLION NINE HUNDRED SIXTY THOUSAND U.S. DOLLARS (U.S. $37,960,000), consisting of: THIRTY-FIVE MILLION (35,000,000) shares of common stock, par value FIVE U.S. CENTS (U.S. $.05) per share ("Common Stock"); THREE HUNDRED SIXTY-TWO THOUSAND (362,000) shares of preferred stock, par value ONE HUNDRED U.S. DOLLARS (U.S. $100.00) per share ("Preferred Stock"); and ONE MILLION (1,000,000) shares of class A preferred stock, par value ONE U.S. CENT (U.S. $.01) per share ("Class A Preferred Stock"). Shares shall all be in nominative form and may not be issued to bearer.


     A. The powers, designations and preferences and the relative, participating, optional and other special rights of Common Stock and Preferred Stock, and the qualifications, limitations and restrictions of such preferences and/or rights, are as follows:


               (a)  Dividends.  The holders of Preferred Stock, in preference to
                    ---------
the holders of Common Stock, shall be entitled to receive, when and as declared by the Board of Directors out of any funds legally available therefor, cumulative dividends in cash, payable quarterly on the last day of each of the months of March, June, September and December in each year commencing with 1996 to holders of Preferred Stock of record on the first day of the calendar month in which such dividends are payable, of EIGHT U.S. DOLLARS (U.S. $8.00) per share per annum. Dividends on shares of Preferred Stock shall first begin to accrue on January 1, 1996, shall be cumulative, and shall be paid pro rata to the holders of Preferred Stock. Accrued but unpaid dividends shall not bear interest.

                    Commencing January 1, 1996, and for so long thereafter as any shares of Preferred Stock are outstanding, no dividend or other distribution shall be declared or paid on shares of Common Stock with respect to any calendar year, unless the cumulative dividends on all outstanding shares of Preferred Stock shall have been paid in full or contemporaneously are declared and paid through December 31st of such calendar year. At any time after such cumulative dividends have been paid in full or contemporaneously declared and paid through December 31st of such calendar year, a dividend or other distribution may be declared or paid on shares of Common Stock; provided that, after the holders of Common Stock shall have received in any calendar year commencing January 1, 1996, dividends or other distributions, in the aggregate, in an amount per share of Common Stock held by such holders equal to the quotient obtained by dividing EIGHT U.S. DOLLARS (U.S. $8.00) by the Conversion Ratio then in effect pursuant to paragraph (d) below, no further dividends or other distributions shall be declared or paid on shares of Common Stock during such calendar year, unless an equivalent dividend or distribution on the outstanding shares of Preferred Stock shall have been paid or declared and a sum sufficient for the payment thereof set apart. For purposes of the declaration or payment of dividends or other distributions, a dividend or distribution on shares of Preferred Stock shall be deemed "equivalent" to a dividend or distribution on shares of Common Stock if the dividend or distribution declared or paid on each outstanding share of Preferred Stock entitles the holder thereof to the same money or other property to which such holder would have been entitled if such holder held the number of full and fractional shares of Common Stock into which such share of Preferred Stock is then convertible.

               (b)  Liquidation.  Upon any voluntary or involuntary liquidation,
                    -----------
dissolution or winding up of the Corporation: (i) each holder of record of shares of Preferred Stock shall be entitled, before any distribution is made on shares of Common Stock, to be paid ONE HUNDRED U.S. DOLLARS (U.S. $100.00) per share of Preferred Stock held by such holder, plus, in each case, an amount equal to all accrued and unpaid dividends thereon, if any; (ii) thereafter, each holder of record of shares of Common Stock shall be entitled, before any further distribution is made on shares of Preferred Stock, to be paid an amount per share of Common Stock held by such holder equal to the quotient obtained by dividing ONE HUNDRED U.S. DOLLARS (U.S. $100.00) by the Conversion Ratio then in effect pursuant to paragraph (d) below; and (iii) thereafter, the holders of Common Stock and Preferred Stock shall be entitled to participate in the net assets of the Corporation remaining after such dissolution, liquidation or winding up and after payment or provision for the payment of the debts and liabilities of the Corporation, distributing such proceeds pro rata among the holders of Common Stock and Preferred Stock without priority between such classes, and for purposes of liquidating distributions each share of Preferred Stock shall be treated as the number of full and fractional shares of Common Stock into which such share of Preferred Stock is then convertible.

                    The foregoing provisions of this paragraph (b) shall not, however, be deemed to require the distribution of assets among the holders of Common Stock and Preferred Stock in the event of a merger, consolidation, or sale, transfer or lease of all or substantially all of the Corporation's assets if such transaction does not in fact result in the dissolution, liquidation or winding up of the Corporation.

               (c)  Voting.  Each share of Common Stock shall entitle the
                    ------
registered holder thereof to one vote on all matters brought before the stockholders of the Corporation for a vote. The registered holders of shares of Preferred Stock shall also be entitled to vote on all matters brought before the stockholders of the Corporation for a vote, with each share of Preferred Stock entitling the registered holder thereof to one vote for each whole share of

Common Stock into which such share of Preferred Stock is then convertible. Except as set forth below or as otherwise required by law, the holders of Preferred Stock and the holders of Common Stock shall vote together as one class on all matters brought before the stockholders of the Corporation for a vote.

                    The holders of the Preferred Stock shall be entitled to vote as a class upon any proposed amendment to the Corporation's Articles of Incorporation, if and to the extent such amendment would increase or decrease the aggregate number of authorized shares of Preferred Stock, increase or decrease the par value of the shares of Preferred Stock, alter or change the powers, preferences or special rights of the Preferred Stock so as to affect them adversely, or authorize a class of equity security of the Corporation senior to the Preferred Stock.

               (d)  Conversion.  Each share of Preferred Stock shall be
                    ----------
convertible, at the option of the holder thereof, at any time, into that number of full shares of Common Stock equal to the Conversion Ratio (as hereinafter defined and as the same may be adjusted as set forth below). Conversion of a share of Preferred Stock shall be effected by surrender of the holder's certificate representing such share of Preferred Stock, accompanied by a written notice from such holder addressed to the Corporation requesting conversion. Upon voluntary conversion, holders of converted shares of Preferred Stock will be issued certificates representing the full shares of Common Stock (and cash with respect to any fractional interest in a share of Common Stock as provided below) to which they are entitled.

                    Upon the effectiveness of the Corporation's first registration statement covering Common Stock filed under the United States

Securities Act of 1933, as amended, or any successor to such statute, each share of Preferred Stock shall immediately and automatically become converted into that number of full shares of Common Stock equal to the Conversion Ratio, as the same may be adjusted as set forth below. Upon automatic conversion, holders of converted shares of Preferred Stock shall promptly surrender their certificates representing such shares to the Corporation, whereupon such holders will be issued certificates representing the full shares of Common Stock (and cash with respect to any fractional interest in a share of Common Stock as provided below) to which they are entitled.

                    The Conversion Ratio at the time of the first issuance of shares of Preferred Stock shall equal one (1.0). Thereafter, the Conversion Ratio shall be subject to the following adjustments:

                    (i) If the Corporation shall declare a dividend or distribution of its capital stock or of evidences of the Corporation's indebtedness or assets (excluding cash dividends or distributions) on Common Stock, or effect a stock split or reverse stock split with respect to Common Stock, or issue shares of its capital stock by reclassification of shares of Common Stock, the Conversion Ratio in effect on the record date, for any such stock dividend or distribution, or the effective date of any such other event, shall be adjusted proportionately so that the holder of a share of Preferred Stock thereafter shall be entitled to receive upon conversion the aggregate number of shares of Common Stock or other capital stock that such holder would own or be entitled to receive after the happening of any of the events mentioned above if such share of Preferred Stock had been converted immediately prior to the close of business on such record date or effective date, as applicable.

                    (ii) If the Corporation shall effect any reclassification or similar change of outstanding shares of Common Stock (other than as set forth in clause (i) of this paragraph (d)) or a consolidation or merger of the Corporation with another corporation or a conveyance of all or substantially all of the assets of the Corporation, a share of Preferred Stock shall, after such capital reorganization, reclassification, change, consolidation, merger or conveyance, be convertible only into the number of shares of stock or other properties, including cash, to which a holder of the number of shares of Common Stock deliverable upon conversion of a share of Preferred Stock would have been entitled upon such capital reorganization, reclassification, change, consolidation, merger or conveyance if such share of Preferred Stock had been converted immediately prior to the effective date of such event; and, in any such case, appropriate adjustments (as determined by the Board of Directors) shall be made in the application of the provisions set forth in this Article THIRD with respect to the rights and interests thereafter of the holders of Preferred Stock to the end that the provisions set forth in this Article THIRD (including provisions with respect to changes in and other adjustments of the conversion rights in this paragraph (d)) shall thereafter be applicable, as nearly as may be reasonable, in relation to any shares of stock or other securities thereafter deliverable upon the conversion of a share of Preferred Stock.

                    (iii) The Corporation shall give written notice to the holders of Preferred Stock of any proposed transaction within the scope of clause (i) or (ii) of this paragraph (d) not less than ten (10) days prior to the anticipated record date or effective date, as the case may be, therefor and provide in such written notice a brief description of the terms and conditions of such transaction.

                    In connection with the conversion of any shares of Preferred Stock, no fractions of shares of Common Stock shall be issued, but the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the fair market value of such fractional interest as determined by the Board of Directors. If more than one share of Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered.

                    Upon conversion of any shares of Preferred Stock the holder thereof shall be entitled to receive from the Corporation, in respect of the shares so converted, payment in cash of any dividends which have become payable in accordance with paragraph (a) of this Article THIRD but remain unpaid. In the event the Corporation is prevented by applicable corporate law, in whole or in part, from making such dividend payment, the Corporation shall have a continuing obligation to make such payment, which shall survive such conversion, until the same is paid.

               (e)  Redemption.  On March 31, 2001, the Corporation, upon
                    ----------
notice given as provided below, shall redeem all then outstanding shares of Preferred Stock by paying therefor in cash, as provided below, the sum of ONE HUNDRED U.S. DOLLARS (U.S. $100.00) per share, plus, in each case, a cash amount equal to all accrued and unpaid dividends thereon, if any (the "Redemption Price").

                    At least ten (10) and not more than thirty (30) days' previous notice of such redemption of Preferred Stock shall be mailed to the holders of record of such Preferred Stock at their respective addresses as the same shall appear on the books of the Corporation.

                    On or before March 31, 2001, the Corporation may provide for the payment of an amount sufficient to redeem the shares of Preferred Stock called for redemption by either (i) setting aside the amount, separate from its other funds, in trust for the benefit of the holders of the shares to be redeemed, or (ii) depositing such amount in a bank or trust company as a trust fund, with irrevocable instructions and authority to the bank or trust company to give or complete the notice of redemption and to pay to the holders of the shares of Preferred Stock to be redeemed, on or after March 31, 2001, the Redemption Price upon surrender of their respective share certificates. If the Corporation so provides for payment of the Redemption Price by either method, then, from and after March 31, 2001, (i) the shares of Preferred Stock shall be deemed to be redeemed, (ii) dividends thereon shall cease to accrue, (iii) such setting aside or deposit shall be deemed to constitute full payment for the shares, (iv) the shares no longer shall be deemed to be outstanding, (v) the holders thereof shall cease to be stockholders with respect to such shares, and
(vi) the holders shall have no rights with respect thereto, except the right to receive (without interest) the Redemption Price upon surrender of their stock certificates. Any interest accruing on funds so set aside or deposited shall belong to the Corporation. If funds are deposited with a bank or trust company as provided herein, and the holders of the shares of Preferred Stock do not, within three (3) years after such deposit, claim any amount so deposited for the redemption thereof, the bank or trust company shall pay over to the Corporation upon demand the balance of the funds so deposited, and the bank or trust company thereupon shall be relieved of all responsibility to such holders.

                    In the event the Corporation is prevented by applicable corporate law, in whole or in part, from making any redemption payments at the time called for under this paragraph (e), the Corporation shall make such redemption at the appointed time, only to the extent permitted by applicable corporate law, and shall then complete such redemption (in one or more later transactions) at such time or times as the same is permitted by applicable corporate law.

               (f)  Identical Rights and Privileges. Except as otherwise
                    -------------------------------
expressly provided above in this Article THIRD, the holders of Common Stock and the holders of Preferred Stock shall be entitled to the same rights and privileges.

     B. Class A Preferred Stock may be issued from time to time in one or more series, each of such series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereon or thereof, as are stated and expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided. Authority is hereby expressly granted to the Board of Directors, subject to the provisions of this Part B, to authorize the issue of one or more series of Class A Preferred Stock and, with respect to each series, to fix by resolution or resolutions providing for the issue of such series:

               (a) The number of shares to constitute such series and the distinctive designation thereof, provided that unless otherwise stated in any resolution or resolutions relating to such series, such number of shares may be increased or decreased by the Board of Directors in connection with any classification or reclassification of unissued shares of Class A Preferred Stock;

               (b) The annual dividend rate on the shares of such series and the date or dates from which dividends shall accumulate;

               (c) Whether the holders of such series are or are not entitled to participate in earnings of the Corporation through dividends in excess of (or in lieu of) dividends at an annual rate and the terms of any such right to participate;

               (d) Whether or not the shares of such series shall be subject to redemption, the limitations and restrictions with respect to such redemption, if any, and the times of redemption of the shares of such series and the amounts (or methods of calculating such amounts) which the holders of such series shall be entitled to receive upon the redemption thereof, which amounts (or method of calculating such amounts) may vary at different redemption dates and may also, with respect to shares redeemed through the operation of any retirement or sinking fund, be different from the amounts (or method of calculating such amounts) with respect to shares otherwise redeemed;

               (e) The amount (or method of calculating such amount) which the holders of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

               (f) Whether or not the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which it shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

               (g) Whether or not the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, or of any other series of the same class, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and the other terms and conditions of such conversion or exchange;

               (h) The voting rights, if any, of holders of shares of such series in addition to the voting rights provided for by applicable law;

               (i) The limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of Common Stock or any other class or classes of stock of the Corporation ranking junior to the shares of such series;

               (j) The conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock (including additional shares of such series or of any other series or class) ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

               (k) Any other preference and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions thereon or thereof, as shall not be inconsistent with this Part B.

               All shares of any one series of Class A Preferred Stock shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative if dividends on such series accumulate; and all series shall rank equally and be identical in all respects, except as permitted by the foregoing provisions of this Part B.

               For purpose hereof and of any resolution of the Board of Directors providing for the classification or reclassification of any shares of Class A Preferred Stock or for the purpose of any certificate filed with the Republic of Panama (unless otherwise provided in any such resolution or certificate):

               (i) The term "outstanding," when used in reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation and shares called for redemption, funds for the redemption of which shall have been deposited in trust; and

               (ii) The amount of dividends "accrued" on any share of Class A Preferred Stock of any series providing for cumulative dividends as at any dividend date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and including such dividend date, whether or not earned or declared, and the amount of dividends "accrued" on any share of Class A Preferred Stock of any series as at any date other than a dividend date shall be calculated thereon to and including the last preceding dividend date, whether or not earned or declared, plus an amount equivalent to the pro rata portion of the periodic dividend with respect thereto at the annual dividend rate fixed for the shares of such series for the period after such last preceding dividend date to and including the date as of which the calculation is made.

     FOURTH:   Limited Liability.     The liability of each stockholder is
     -------   -----------------
limited to the amount, if any, unpaid on his shares.

     FIFTH:    Domicile.     The domicile of the Corporation is in the
     ------    --------
Republic of Panama, and the name of its Resident Agent is the law firm ARIAS, FABREGA & FABREGA, whose domicile is at Edificio Plaza Bancomer, 50th Street, Panama, Republic of Panama.

     SIXTH:    Duration.     The duration of the Corporation's existence is
     ------    --------
to be perpetual.

     SEVENTH:  Board of Directors.     The business of the Corporation shall be
     -------   ------------------
managed under the direction of a Board of Directors in accordance with the following:

               (a) The Board of Directors may exercise all of the powers of the Corporation except such as are by law, by these Articles of Incorporation or by the Bylaws conferred upon or reserved to the stockholders.

               (b) The number of directors constituting the entire Board of Directors shall be not less than three (3) directors nor more than fifteen (15) directors, the exact number within such limits to be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors present at a meeting of the Board of Directors at which a quorum is present; provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at that time in office; and provided further, that the number of directors constituting the entire Board of Directors shall be six (6) until otherwise fixed by a majority of the entire Board of Directors.

               (c) The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. All classes shall be as nearly equal in number as possible, and no class shall include less than one (1) director. The terms of office of the directors initially classified shall be as follows: at the 1996 annual meeting of stockholders, Class I directors shall be elected for a one-year term expiring at the next annual meeting of stockholders; Class II directors shall be elected for a two-year term expiring at the second succeeding annual meeting of stockholders; and Class III directors shall be elected for a three-year term expiring at the third succeeding annual meeting of stockholders. At each annual meeting of stockholders after such initial classification, directors to replace those whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting. Each director shall hold office until the expiration of that director's term and until that director's successor is elected and qualifies, unless that director earlier dies, resigns or is removed. If the number of directors is changed in accordance with the terms of these Articles of Incorporation, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal in number as possible.

               (d) Nominations of candidates for election as directors of the Corporation at any meeting of the stockholders at which election of one or more directors shall be held (an "Election Meeting") may be made by or at the direction of the Board of Directors or by any stockholder entitled to vote at such Election Meeting, in accordance with the following procedures. Nominations made by or at the direction of the Board of Directors may be made at any time. At the request of the Secretary of the Corporation, each proposed nominee shall provide the Corporation with such information concerning the proposed nominee as is required, under the rules of the U.S. Securities and Exchange Commission, to be included in the Corporation's proxy statement soliciting proxies for the nominee's election as a director. Nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. Not less than forty-five (45) days nor more than ninety (90) days prior to the date of the Election Meeting, any stockholder who intends to make a nomination at the Election Meeting shall deliver a notice to the Secretary of the Corporation setting forth (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal address of each nominee proposed in such notice;
(iii) the number and type of shares of stock of the Corporation which are beneficially owned by each such nominee, and (iv) such other information concerning each such nominee as would be required, under the rules of the U.S. Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominees. Such notice shall include a signed consent of each such nominee to serve as a director of the Corporation, if elected. In the event that a person who is validly designated as a nominee in accordance with this paragraph shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors may designate a substitute nominee. If the Chairman of the Election Meeting determines that a nomination was not made in accordance with the foregoing procedures, such nomination shall be void.

               (e) Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until such director's successor shall be elected and shall qualify.

               (f) There shall be no cumulative voting in the election of directors. Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

               (g) No director may be removed from office by the stockholders except for cause with the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

               (h) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles of Incorporation applicable thereto (including the resolutions adopted by the Board of Directors pursuant to Article THIRD), and such directors so elected shall not be divided into classes pursuant to paragraph (c) of this Article SEVENTH unless expressly provided by such terms.

               (i) Meetings of directors may be held in the Republic of Panama or in any other country. A majority of the directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

               (j) At any meeting of the directors, any director may be represented and vote by proxy or proxies (who need not be directors) appointed by an instrument in writing, public or private, with or without power of substitution. One or more directors may participate in a meeting of the Board of Directors, or of a committee of the Board of Directors, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting by such means shall constitute presence in person at such meeting.

               (k) A director may hold any remunerative office of profit with the Corporation in addition to the office of director. No director shall be disqualified from entering into contracts, arrangements or dealings with the Corporation and no such contracts, arrangements or dealings shall be voided, whether they be with the director or with a corporation in which he is interested as member or director or officer or otherwise, and no director shall be liable to account to the Corporation for any profit arising out of any such contract, arrangement or dealing, provided that such director discloses to the directors of the Corporation his interest in such contract, arrangement or dealing at or before the time such contract, arrangement or dealing is determined upon or entered into and such contract, arrangement or dealing is approved by the Board of Directors.

               (l) The Board of Directors may appoint two or more of their number to constitute an Executive Committee or any other committee or committees, who shall have and exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation to the extent and subject to the restrictions expressed in these Articles of Incorporation, the Bylaws or the resolution appointing such committee or committees.

               (m) The Board of Directors may make, alter, amend and repeal the Bylaws.

               (n) The Board of Directors may, without stockholder approval, cause the Corporation to guaranty debts and obligations of its wholly- or partly-owned subsidiaries or entities within the common control of the stockholders of the Corporation, and pledge, encumber, hypothecate, or otherwise grant as security, assets of the Corporation as guaranty or security for said debts.

               (o) Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the Corporation), any proposal to amend or repeal, or adopt any provision inconsistent with, this Article SEVENTH or any provision of this Article SEVENTH shall require the affirmative vote of the holders of seventy-five percent (75%) or more of the outstanding shares of stock of the Corporation entitled to vote on such matter.

               (p) To the fullest extent permitted by the General Corporation Law of the Republic of Panama, as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The Board of Directors may (i) cause the Corporation to enter into contracts with directors providing for the limitation of liability set forth in this paragraph (p) to the fullest extent permitted by law, and (ii) adopt Bylaws or resolutions or cause the Corporation to enter into contracts providing for indemnification of directors and officers of the Corporation and other persons. No amendment to or repeal of this paragraph (p) shall apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     EIGHTH:   Meetings.     All the meetings of the stockholders and of the
     ------    --------
Board of Directors shall be held at the office of the Corporation in the Republic of Panama or at any other place or places, within or without the Republic of Panama, as may be determined from time to time by the Board of Directors.

     NINTH:    Amendment.     The Corporation reserves the right to amend these
     -----     ---------
Articles of Incorporation as from time to time amended, in the manner now or hereafter prescribed by law, and all rights conferred on officers, directors and stockholders herein are granted subject to this reservation.

     TENTH:    No Preemptive Right.     No stockholder shall have a preferential
     -----     -------------------
or preemptive right to purchase or subscribe for any shares of the Corporation, whether now or hereafter authorized or issued, including any shares issued pursuant to an increase in authorized capital stock, or pursuant to the issuance of stock which has previously been authorized but remains unissued or from a prior issue that has remained unsold, or in respect of stock that the Corporation has purchased and which remains outstanding as treasury stock.


SIGNED this 21st day of the month of May, 1996.


                                   WILLBROS GROUP, INC.



                                   By:           /s/  Larry J. Bump
                                       ----------------------------------------
                                               Larry J. Bump, President


                                   By:          /s/  Melvin F. Spreitzer
                                       ----------------------------------------
                                             Melvin F. Spreitzer, Secretary

                                 CERTIFICATION



     We, the undersigned, Larry J. Bump and Melvin F. Spreitzer, President and Secretary, respectively, of WILLBROS GROUP, INC., hereby certify that we have been duly authorized to execute the foregoing Certificate of Amendment and Restatement of the Articles of Incorporation of WILLBROS GROUP, INC. by resolution adopted by the holders, or their proxies, of the majority of the issued and outstanding shares of the Common Stock and the Preferred Stock of WILLBROS GROUP, INC. with the right to vote, at a meeting of the Shareholders duly held in Panama City, Panama, at 10:00 a.m., local time, on the 21st day of the month of May, 1996, pursuant to proper notice thereof.

     SIGNED this 21st day of the month of May, 1996.


                                   WILLBROS GROUP, INC.



                                   By:             /s/  Larry J. Bump
                                       -----------------------------------------
                                                 Larry J. Bump, President



                                   By:         /s/  Melvin F. Spreitzer
                                       -----------------------------------------
                                              Melvin F. Spreitzer, Secretary